UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 22, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

On August 22, 2005, Tripath Technology Inc. (the “Company” or “Tripath”) received a letter (the “Letter”) from the Office of General Counsel, Nasdaq Listing Qualifications Hearings informing it that the Nasdaq Listing Qualifications Panel has determined to transfer the securities of Tripath from the Nasdaq National Market to the Nasdaq SmallCap Market, effective at the opening of business on August 24, 2005.

As Tripath previously disclosed in its Form 8-K filed on April 29, 2005, on April 25, 2005 the Company received a letter from The Nasdaq Stock Market informing the Company that

•	Tripath’s market value of listed securities for the ten preceding consecutive trading days had been below the minimum $50,000,000 requirement for continued inclusion set by Marketplace Rule 4450(b)(1)(A) and that, in accordance with Marketplace Rule 4450(e)(4), the Company was being provided thirty calendar days, or until May 25, 2005, to regain compliance; and

•	Tripath’s total assets and total revenue for the most recently completed fiscal year or for two of the last three most recently completed fiscal years had been below the minimum $50,000,000 requirement for continued inclusion set by Marketplace Rule 4450(b)(1)(B), which is an alternate standard for continued listing to Marketplace Rule 4450(b)(1)(A).

As Tripath also previously disclosed in its Form 8-K filed on April 29, 2005, on April 26, 2005 the Company received a letter from The Nasdaq Stock Market informing the Company that for the last thirty consecutive business days, the bid price of Tripath’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion set by Marketplace Rule 4450(b)(4), and that, in accordance with Marketplace Rule 4450(e)(2), the Company was being provided 180 calendar days, or until October 24, 2005, to regain compliance.

As Tripath further previously disclosed in its Form 8-K filed on June 1, 2005, on May 26, 2005, the Company received a Nasdaq Staff Determination letter indicating that the Company failed to comply with the aggregate market value of publicly held shares requirement for continued listing set forth in Marketplace Rule 4450(b)(1)(A), and that its securities were, therefore, subject to delisting from The Nasdaq National Market (the “Staff Determination”). The Company requested a hearing (the “Hearing”) before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff Determination.

The Hearing was held on July 14, 2005. On August 22, 2005, the Company received the Letter informing the Company that the Panel was denying the Company’s request for an exception and that, as stated above, the Panel has determined to transfer the securities of Tripath from the Nasdaq National Market to the Nasdaq SmallCap Market, effective at the opening of business on August 24, 2005.

The Company’s continued listing on the Nasdaq SmallCap Market is subject to its successful completion of an application and review process. Additionally, as Tripath disclosed in its Form 8-K filed on April 29, 2005, Tripath’s ability to maintain the listing of its securities on the Nasdaq SmallCap Market will require, among other things, (i) that Tripath’s bid price equals or exceeds $1.00 and (ii) that either the aggregate market value of Tripath’s common stock exceeds $35 million or the Company’s stockholders’ equity exceeds $2.5 million.

On August 23, 2005, the Company issued a press release announcing that it had received the Letter. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 23, 2005, entitled “Tripath Technology Inc. Shares to be Traded on the Nasdaq SmallCap Stock Market”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon
Vice President, Finance and Chief Financial Officer

Date: August 23, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 23, 2005, entitled “Tripath Technology Inc. Shares to be Traded on the Nasdaq SmallCap Stock Market”